CERTIFICATE OF DESIGNATIONS

OF THE

SERIES VV-CALC1 MEMBERSHIP INTEREST

A SERIES OF

VV MARKETS, LLC

May 10, 2023

VV MARKETS, LLC, a Delaware series limited liability company (the “Company”), hereby certifies that the following resolution pertaining to the creation and designation of the VV-CALC1 Series (the “VV-CALC1 Series”) and the creation of the VV-CALC1 Interests (the “VV-CALC1 Interests” or the “Interests”), was adopted by the VinVesto, Inc., the Manager of the Company (the “Manager”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Company’s Operating Agreement (the “Operating Agreement”) or, if not defined therein, in the offering circular for the sale of the Interests as filed with the U.S. Securities and Exchange Commission in May 2023 (the “Offering Circular”).

RESOLVED, that pursuant to the authority granted to and vested in the Manager in accordance with the provisions of the Operating Agreement, the Managers hereby establishes the VV-CALC1 Series and the creation of the VV-CALC1 Interests;

RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Manager in accordance with the provisions of the Operating Agreement, the Manager hereby fixes (i) the designation of the VV-CALC1 Interests as indicated opposite “DESIGNATION” below; (ii) the number of authorized shares of such VV-CALC1 Interests as indicated opposite “AUTHORIZED INTERESTS” below; (iii) the Series Assets (as defined in the Operating Agreement) for such Series as indicated opposite “SERIES ASSETS” below; (iv) the voting powers of the VV-CALC1 Interests as indicated opposite “VOTING POWERS” below; (v) the terms of redemption of such VV-CALC1 Interests as indicated opposite “REDEMPTION” below; and (vi) the transfer restrictions applicable to such VV-CALC1 Interests opposite “TRANSFER RESTRICTIONS” below:

DESIGNATION:	VV-CALC1 Interests

AUTHORIZED SHARES:	Minimum: 1,000 / Maximum: 1,100 Interests

SERIES ASSETS:

2019 California Cults Collection
Product	Vintage	Bottles
Memento Mori Cabernet Sauvignon	2019	6
Eisele Vineyard Cabernet Sauvignon	2019	3
Saxum Heart Stone Vineyard	2019	3
Realm Cellars The Bard	2019	3
Saxum Paderewski Vineyard	2019	3
Myriad Cellars Cabernet Sauvignon Reserve Beckstoffer Dr. Crane	2019	5
Futo 5500 Stags Leap District Estate	2019	2
Schrader Beckstoffer Las Piedras	2019	3
Schrader Cabernet Sauvignon WH Wappo Hill	2019	3
Schrader Cabernet Sauvignon RBS To Kalon Vineyard	2019	6
Schrader Cabernet Sauvignon To Kalon Vineyard Heritage Clone	2019	3
Schrader Cabernet Sauvignon T6	2019	3
Schrader Cabernet Sauvignon (Beckstoffer To Kalon)	2019	3
Bevan Cellars Red Wine EE Cuvee	2019	3

Myriad Cellars Cabernet Sauvignon Beckstoffer Dr. Crane	2019	3
Realm Cellars Cabernet Sauvignon Farella Vineyard	2019	3
Myriad Cellars Cabernet Sauvignon Beckstoffer Georges III	2019	3
Carter Cabernet Sauvignon Beckstoffer Las Piedras La Verdad	2019	3
Sine Qua Non Distenta White	2019	3
Dominus Estate	2019	18
Realm Cellars Cabernet Sauvignon Houyi Vineyard	2019	4
Opus One	2019	12
Kapcsandy Roberta's Reserve State Lane Vineyard	2019	3
Verite La Muse	2019	3
Dalla Valle Maya	2019	6
Carter Cabernet Sauvignon Beckstoffer To Kalon The G.T.O.	2019	3
Realm Cellars The Absurd	2019	8
Realm Cellars Cabernet Sauvignon Beckstoffer Dr. Crane 1.5L	2019	3
Cardinale Napa Valley	2019	6
Joseph Phelps Insignia	2019	6
Lokoya Cabernet Sauvignon Howell Mountain	2019	3
Lokoya Cabernet Sauvignon Mount Veeder	2019	3
Colgin Cariad Proprietary Red	2019	3
Colgin Cabernet Sauvignon Tychson Hill	2019	3
Colgin IX Estate Proprietary Red	2019	6
Dana Estates Lotus Vineyard Cabernet Sauvignon	2019	6
Dominus Estate	2019	48

VOTING POWERS:	No Voting Powers.
SERIES ASSETS:

REDEMPTION BY THE COMPANY:	See Operating Agreement.

TRANSFER RESTRICTIONS:	See Operating Agreement.

RESOLVED FURTHER, that such Interests shall have such other powers, terms, conditions, designations, preferences and privileges; relative, participating, optional and other special rights; and qualifications, limitations and restrictions thereof as set forth in the Company’s Operating Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, VV MARKETS, LLC has caused this Certificate of Designations for SERIES VV-CALC1 to be executed by its Manager as of the date first set forth above.

VINVESTO, INC.

BY: Nicholas King
NAME: Nick King